SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
     THIS SECOND AMENDMENT (“Amendment”) is made as of the 25th day of October, 2006, by and between 7007 PALMETTO INVESTMENTS, LLC, a Florida limited liability company (“Seller”) and SBS MIAMI BROADCAST CENTER, INC., a Delaware corporation (“Buyer”) (Buyer and Seller, together, the “Parties”).
W H E R E A S:
     A. Spanish Broadcasting System, Inc., a Delaware corporation (“SBS”) and Seller entered into that certain Agreement for Purchase and Sale, dated as of August 24, 2006, as amended by that certain Amendment to Agreement for Purchase and Sale, dated as of September 25, 2006 (as amended, the “Agreement”) for the real property located at 7007 N.W. 77th Avenue, Miami, Florida, and a parcel of vacant land adjacent to it, as more fully described in the Agreement.
     B. SBS assigned its interest in the Agreement to Buyer pursuant to that certain Assignment and Assumption of Agreement by and between SBS and Buyer of even date herewith.
     C. The Parties desire to amend the Agreement in certain respects as set forth below.
     NOW, THEREFORE, in consideration of the mutual promises and agreements below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby further agree as follows:
     1. The foregoing recitals are true and correct and are incorporated herein in their entirety.
     2. This Amendment shall be deemed a part of, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement unless otherwise provided.
     3. The form of Occupancy Agreement attached as Exhibit “B” to the Agreement is hereby deleted and replaced by the form of Occupancy Agreement attached hereto as Exhibit “A” and made a part hereof. All references in the Agreement to Exhibit B shall be deemed to refer to Exhibit A hereof.
     4. Seller hereby acknowledges receipt of Buyer’s title objection letter dated October 16, 2006, which included an objection to Buyer accepting title to the Property subject to that certain Memorandum of Agreement dated as of September 24th, 1998, by and between Machinery Partners Finance, Ltd., a Florida limited partnership (“MPF”), ADP, Inc., a Delaware corporation, and N.W. 74th Avenue Associates, a Florida general partnership, recorded in Official Records Book 18304, at Page 0193, of the Public Records of Miami-Dade County, Florida (the “Roadway Improvements Memo”). In order to satisfy Buyer’s title objection to the Roadway Improvements Memo, Seller hereby agrees, at Seller’s sole cost and expense, to use commercially reasonable good faith diligent efforts to obtain from MPF prior to Closing (i) a recordable termination of the Roadway Improvements Memo in the form attached hereto as Exhibit “B” or in such other form as is reasonably acceptable to the Buyer (the “Termination”), and (ii) a replacement Easement Agreement in the form attached hereto as Exhibit “C” or such other form as is reasonably acceptable to the Buyer, which instrument shall grant to MPF a non-exclusive easement over the North 35 feet of the Property for pedestrian and vehicular access and provide for the reasonable sharing of the costs to maintain, repair and replace the existing roadway (which shall require MPF to fund no less than 50% of such costs) (the “Easement Agreement”). Buyer agrees to cooperate in good faith with Seller in Seller’s efforts to enter into the Termination and the Easement Agreement, provided Buyer shall incur no costs or liabilities in connection therewith. Seller agrees not to file any lawsuit against MPF prior to Closing. In the event Seller is unable to obtain and deliver on or before Closing the Termination and the Easement Agreement, the Seller shall deposit with the Escrow Agent at Closing an amount equal to $250,000.00 which will be held by Escrow Agent pursuant to the terms of a separate escrow agreement in the form attached hereto as Exhibit “D”.
     5. Seller acknowledges that the records of Miami-Dade County show that that there are open and/or expired permits (the “Open Permits”) against the Property as of the date hereof, as shown on Exhibit “E” attached hereto. Accordingly, Seller hereby agrees, at Seller’s sole cost and expense, to use commercially reasonable good faith diligent efforts to close out the Open Permits and provide reasonable evidence to Buyer of the final closure of the same. In the event that the Seller should fail to close out all of the Open Permits prior to Closing, Seller shall remain obligated hereunder to close out all of the Open Permits, and agrees to continue to use commercially reasonable good faith diligent efforts to close out the Open Permits after Closing, and to provide reasonable evidence to Buyer of the final closure of the same. The provisions of this paragraph 5 shall survive Closing.
     6. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all constituting only one agreement. Facsimile copies of this Amendment shall be deemed to have the same force and effect as original hard copies of the same.
     7. Except as specifically modified hereby, all of the provisions of the Agreement which are not in conflict with the terms of this Amendment shall remain in full force and effect.
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     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

SELLER:	7007 PALMETTO INVESTMENTS, LLC,
a Florida limited liability company

By: Jose I. Juncadella, P.A., a Florida professional association, Manager

By: /s/ Jose I. Juncadella

Name: Jose I. Juncadella
Title: President

BUYER:	SBS MIAMI BROADCAST CENTER, INC., a Delaware corporation

By: /s/ Raul Alarcon

Name: Raul Alarcon
Title: President and CEO